UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2010
PENNICHUCK CORPORATION
(Exact name of registrant as specified in its charter)

New Hampshire	0-18552	02-0177370

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Manchester Street Merrimack, New Hampshire	03054

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (603) 882-5191
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 15, 2010, Pennichuck Corporation (the “Company”) amended certain provisions of its employment and change-of-control agreements with its senior management including its Named Executive Officers (Duane C. Montopoli, President and Chief Executive Officer; Donald B. Ware, President, Regulated Utilities; Thomas C. Leonard, Chief Financial Officer; Stephen J. Densberger, Executive Vice President; and Roland E. Olivier, General Counsel and Corporate Secretary). The amendments were authorized by the Company’s Board of Directors on November 10, 2010 in anticipation of the execution and delivery of the Agreement and Plan of Merger between the City of Nashua, New Hampshire and the Company dated November 11, 2010 (the “Merger Agreement”).
The amendments principally, (i) describe, state and clarify the computation of severance obligations of the Company upon the consummation of the merger (“Merger”) provided for in the Merger Agreement and termination of employment under prescribed circumstances; (ii) make clear that the Merger will constitute a “Change of Control” for purposes of determining severance obligations of the Company thereafter; (iii) establish when “Good Cause” or “Cause,” as applicable, shall be deemed not to exist for purposes of determining severance obligations of the Company following the Merger; (iv) establish when “Good Reason” shall be deemed to exist for purposes of determining severance obligations of the Company following the Merger; (v) broaden or add non-compete provisions; (iv) add or revise release-of-claims provisions; and (vi) clarify and/or harmonize the type and value of employee benefits includible in the severance obligations of the Company following the Merger.
The description of the employment and change-of-control agreements between the Company and its Named Executive Officers in this Report does not purport to be complete and is qualified in its entirety by reference to the agreements filed as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5, each of which is incorporated into this report by reference.
The Company expects that the Merger will not occur before the second of 2011. If hypothetically the Merger and termination of employment were to occur on December 31, 2010, the Company estimates that the total cash payments to the Named Executive Officers upon termination of their employment by the Company without Cause (or without Good Cause, as applicable) or upon their resignation of employment for Good Reason would be approximately $2,238,000, as reflected in the table below, based on 2010 compensation and benefit amounts, as compared to approximately $2,193,000 based on 2009 compensation and benefit amounts as disclosed in the Company’s 2009 Proxy Statement dated March 26, 2010. The estimated severance and change of control benefits for each of the following executives, based on a hypothetical December 31, 2010 Merger and employment termination date, and including definitions of the terms used in the column headings, is shown below:

			Change in Control
			Followed by
			Termination
			Without Cause or
	Resignation for	Termination	Resignation for Good
	Good Reason	without Cause	Reason
Name	($)(1)	($)(2)	($)(3)

Duane C. Montopoli	289,275	289,275	794,550

Thomas C. Leonard	—	92,098	370,203

Donald L. Ware	—	205,918	411,835

Stephen J. Densberger	—	—	333,145

Roland E. Olivier	—	80,518	328,690

(1)	“Resignation for Good Reason” means termination of employment by the Executive due to one or more of the following: (i) the assignment to the Executive of any duties or responsibilities inconsistent with the position and office held by the Executive immediately prior to such assignment, (ii) the material reduction in or loss of authority and responsibility, which authority and responsibility the Executive was empowered with immediately prior to such reduction or loss; or (iii) the requirement that the Executive be assigned to or based at, without his or her consent, any office or location other than one within a 30-mile radius of the Company’s Merrimack, New Hampshire headquarters.

(2)	“Termination without Cause” means termination of employment by the Company other than for Cause. Cause is generally defined to mean gross or willful misconduct on the Executive’s part in the performance of his or her duties.

(3)	“Change of Control” means, generally, if and when (i) a shareholder or group of shareholders acting in concert obtains 51% of the voting power for the election of directors, or (ii) a transaction is completed after which the Company’s shareholders control less than 50% of the total voting power of the entity existing after the transaction is completed, or (iii) there is a substantial change in the Board of Directors such that the current directors no longer represent a majority, or (iv) there is a transaction or series of transactions that result in all or substantially all of the assets of the Company no longer being under the control of the Company or, (v) to the extent not otherwise described herein, the Merger.

ITEM 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit

10.1	Second Amendment to Employment Agreement dated as of November 15, 2010 by and between Pennichuck Corporation and Duane C. Montopoli.

10.2	Change of Control Agreement dated as of November 15, 2010 by and between Pennichuck Corporation and Thomas C. Leonard.

10.3	Third Amendment to Employment Agreement dated as of November 15, 2010 by and between Pennichuck Corporation and Donald L. Ware.

10.4	Amended and Restated Change of Control Agreement dated as of November 15, 2010 by and between Pennichuck Corporation and Stephen J. Densberger.

10.5	Change of Control Agreement dated as of November 15, 2010 by and between Pennichuck Corporation and Roland E. Olivier.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNICHUCK CORPORATION
DATED: November 19, 2010	By:	/s/ Thomas C. Leonard
Thomas C. Leonard
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Second Amendment to Employment Agreement dated as of November 15, 2010 by and between Pennichuck Corporation and Duane C. Montopoli.

10.2	Change of Control Agreement dated as of November 15, 2010 by and between Pennichuck Corporation and Thomas C. Leonard.

10.3	Third Amendment to Employment Agreement dated as of November 15, 2010 by and between Pennichuck Corporation and Donald L. Ware.

10.4	Amended and Restated Change of Control Agreement dated as of November 15, 2010 by and between Pennichuck Corporation and Stephen J. Densberger.

10.5	Change of Control Agreement dated as of November 15, 2010 by and between Pennichuck Corporation and Roland E. Olivier.